EXHIBIT 99.1
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    SEMOTUS SOLUTIONS SIGNS DEFINITIVE ACQUISITION AGREEMENT WITH CLICKMARKS

LOS GATOS, CA.--(PrimeZone Media)-- June 20, 2005, 7:00AM EST -- Semotus Solutions Inc. (AMEX: DLK), a pioneer of wireless enterprise software, today announced that it has entered into a definitive stock-for-stock purchase agreement with Clickmarks Inc., an integration and mobilization software company. The agreement is subject to Clickmarks stockholders approval and other customary closing conditions, but the Company anticipates that the closing will occur in late June.

Clickmarks technology enables the on-demand enterprise by non-invasively leveraging existing IT investments to deliver workflow automation, portal integration, and mobilization solutions. Clickmarks' patented Presentation Level Integration (PLI) technology enables rapid creation of composite applications and web services out of existing backend systems, which may be delivered via web, portal, and mobile front-ends. Customers of its pioneering integration technology and solutions include Vodafone, Unisys, Sun Microsystems, Verizon Wireless, US Geological, City/County of San Francisco, and NTT DoCoMo.

"Clickmarks is an excellent fit with our Wireless Enterprise offerings, giving us a versatile mobile middleware, as well as adding backend integration and extension capabilities to our solutions" said Anthony N. LaPine, Semotus Solutions' Chairman and CEO. "In addition to Clickmarks' clear fit with our organization, business strategy, and product line, the Company also brings a growing revenue stream and a strong customer base."

"Clickmarks is pleased and excited to team-up with an established Internet/Wireless technology company such as Semotus Solutions," said Umair Khan, Chairman and CEO of Clickmarks. "Semotus Solutions' customer base and sales and marketing infrastructure provide a solid platform for accelerating market adoption of our products and solutions. My team and I look forward to realizing the vast potential of this combination and delivering on our mutual vision of enabling the on-demand enterprise."

"Clickmark's revenue in calendar year 2004 was approximately $1,750,000 and it has achieved quarter to quarter increases in 2005," said Anthony N. LaPine. "In addition to the significant revenue increase for the combined companies, the consolidation of duplicate and redundant overhead is expected to contribute to an improved cash flow and accelerate Semotus' drive to profitability."

ABOUT CLICKMARKS, INC

Clickmarks is the pioneer of Presentation Level Integration(TM) (PLI), a noninvasive integration technology that refactors existing applications into re-usable components that can be used to create composite applications for the enterprise. Clickmarks and its partners use PLI technology to leverage existing IT investments in delivering workflow automation, portal integration, and mobile solutions to the enterprise. The company's products and solutions have been commercially deployed at some of the world's largest companies, including Vodafone Group PLC, Unisys, Nippon Information Technology Corporation, Sun Microsystems, and Telefonica. Founded in 1999, and based in Fremont CA, Clickmarks (www.clickmarks.com) is a privately held company backed by several blue chip investors, including DFJ-ePlanet, Vodafone Ventures, Entrust, and Mitsubishi Corporation.

ABOUT SEMOTUS SOLUTIONS - THE WIRELESS ARCHITECTS SM

Founded in 1993, Semotus Solutions (AMEX:DLK) is the premier provider of software for the mobile enterprise, connecting employees to critical business systems, information and processes. Semotus has a Fortune 1000 installed customer base and more than 600 corporate clients including Lockheed Martin, Blue Cross Blue Shield, Coca-Cola, Hewlett Packard, Nextel Communications, JP Morgan-Chase, and The United Nations. Semotus Solutions' software
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provides mobility, convenience, efficiency and profitability in the areas of workforce automation, finance, healthcare, and m-commerce. www.semotus.com; www.hiplinkxs.com

SEMOTUS SOLUTIONS MEDIA CONTACT
DONALD MEYER
MARKETING MANAGER
(408) 358-7003
dmeyer@semotus.com

SEMOTUS SOLUTIONS INVESTOR RELATIONS CONTACT
TALI DURANT
CORPORATE COUNSEL
(408) 358-7100
tdurant@semotus.com

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This press release contains forward-looking statements, which are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "intends," "believes" and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products and technologies, successful integration of acquisitions, the ability to secure additional sources of finance, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statement due to such risks and uncertainties. The Company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.